UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2017, Hyatt Hotels Corporation (the “Company”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 1,813,459 shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”). All 1,813,459 shares of Class B Common Stock were converted into shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) in connection with the repurchase by the Company of 1,813,459 shares of Class B Common Stock from certain selling stockholders as described below. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued. The Company has also retired all 1,813,459 shares of Class A Common Stock into which the Class B Common Stock converted, and such shares of Class A Common Stock have resumed the status of authorized but unissued shares.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total number of authorized shares of capital stock of the Company by 1,813,459 shares. The total number of authorized shares of the Company is now 1,426,271,792 shares, consisting of 1,000,000,000 shares designated Class A Common Stock, 416,271,792 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, $0.01 par value per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 8.01	Other Events.

On September 6, 2017, the Company entered into a Purchase and Sale Agreement (each, a “Purchase and Sale Agreement”) with each of (i) P19M2 Investors II, L.L.C., a limited liability company owned by trusts for the benefit of Penny Pritzker, (ii) Horton Trust Company, LLC, solely in its capacity as trustee of certain trusts for the benefit of certain of the lineal descendants of Penny Pritzker, (iii) Tao Invest, LLC, a limited liability company owned by Nicholas J. Pritzker and by trusts for the benefit of Nicholas J. Pritzker and/or his lineal descendants, and (iv) Paul A. Bible, solely in his capacity as trustee of RA Trust #25, a trust for the benefit of Nicholas J. Pritzker, pursuant to which the Company agreed to purchase an aggregate of 1,813,459 shares of Class B Common Stock at a price of $59.2875 per share, which represents the Volume Weighted Average Price for the Class A Common Stock for the three (3) trading-day period ending September 5, 2017 as reported by Bloomberg, for an aggregate purchase price of $107,515,450.47. The closings of such repurchase transactions occurred on September 11, 2017. The shares of Class B Common Stock repurchased represented approximately 1.5% of the Company’s total shares of common stock outstanding prior to the repurchase.

Upon repurchase, the 1,813,459 shares of Class B Common Stock automatically converted into 1,813,459 shares of Class A common stock. All 1,813,459 shares of Class B Common Stock converted in the repurchase have been retired in accordance with the Company’s Certificate of Incorporation, and the number of authorized shares of Class B Common Stock has been reduced by 1,813,459. All 1,813,459 shares of Class A Common Stock into which the shares of Class B Common Stock converted were also retired, and resumed the status of authorized but unissued shares. After the repurchase there are 74,123,330 shares of Class B Common Stock outstanding and 47,409,058 shares of Class A Common Stock outstanding. The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $301.6 million remaining under its repurchase authorization.

The foregoing description of the Purchase and Sale Agreements is qualified in its entirety by reference to the text of the Purchase and Sale Agreements, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 1,813,459 Shares of Class B Common Stock.

99.1	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and P19M2 Investors II, L.L.C.

99.2	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Horton Trust Company, LLC, solely in its capacity as trustee of certain trusts for the benefit of certain of the lineal descendants of Penny Pritzker.

99.3	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Tao Invest, LLC.

99.4	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Paul A. Bible, solely in his capacity as trustee of RA Trust #25, a trust for the benefit of Nicholas J. Pritzker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 12, 2017	By:	/s/ Rena Hozore Reiss
		Name:	Rena Hozore Reiss
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 1,813,459 Shares of Class B Common Stock

99.1	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and P19M2 Investors II, L.L.C.

99.2	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Horton Trust Company, LLC, solely in its capacity as trustee of certain trusts for the benefit of certain of the lineal descendants of Penny Pritzker.

99.3	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Tao Invest, LLC.

99.4	Purchase and Sale Agreement, dated as of September 6, 2017, between Hyatt Hotels Corporation and Paul A. Bible, solely in his capacity as trustee of RA Trust #25, a trust for the benefit of Nicholas J. Pritzker.